Exhibit 99.1

USA Truck Reports Fourth Quarter 2017 Results

●	4Q17 net income of $14.8 million, or $1.84 per diluted share, versus 4Q16 net loss of ($3.8) million, or ($0.48) per diluted share
●	4Q17 adjusted net income (a) of $2.8 million, or $0.35 per diluted share, excluding tax law reform impact of approximately $12.0 million, or $1.49 per diluted share
●	4Q17 consolidated operating revenue increased 19.5% to $123.3 million from $103.1 million in 4Q16
●	Continued improvements in key measures achieved during 4Q17, including base revenue per loaded mile, base revenue per seated tractor per week, and average unseated tractor count

Van Buren, AR – February 1, 2018 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three months and year ended December 31, 2017.

For the quarter ended December 31, 2017, consolidated operating revenue was $123.3 million compared to $103.1 million for the prior year period. Base revenue, which excludes fuel surcharge revenue, was $110.1 million compared to $92.0 million for the 2016 period. The Company reported net income of $14.8 million, or $1.84 per diluted share, for the fourth quarter of 2017, compared to a net loss of ($3.8) million, or ($0.48) per diluted share, for the same quarter in 2016. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law, which reduced the federal corporate income tax rate from 35% to 21%. This change required the Company to revalue its deferred tax liabilities as of December 31, 2017 at the new corporate income tax rate, which resulted in a reduction of income tax expense by approximately $12.0 million, or $1.49 per diluted share. Excluding the tax law reform impact, adjusted net income(a) was $2.8 million, or $0.35 per diluted share, representing a year-over-year improvement of $6.5 million, or $0.82 per diluted share. The Company’s fourth quarter 2017 consolidated operating ratio was 95.5%, versus 104.5% in the fourth quarter 2016, representing a 900 basis point improvement year-over-year.

President and CEO James Reed commented, “The fourth quarter adjusted results represent the third highest adjusted EPS for USA Truck in the last 10 years.  When I, and other members of our new management team, joined the Company during the course of 2017, we committed to improved operational and financial results.  We have now delivered on that commitment for the second consecutive quarter.  We are proud of our people – especially our drivers and front-line employees – for their belief in our direction, commitment to our plan, and accountability in driving results.  While these results help validate our leadership team’s strategy and execution, the quarter was not without its challenges.  We continue to be impacted by this increasingly tight driver and independent contractor recruiting environment, and increasing cost pressures in our logistics business that could threaten margins.  These will be our key focus areas throughout 2018, as we seek to further increase shareholder value.”

Trucking: For the fourth quarter of 2017, Trucking operating revenue increased $13.8 million, or 19.8%, to $83.8 million, compared to the fourth quarter of 2016.  This increase was primarily due to a 20.1% increase in base revenue per loaded mile. Trucking operating income was $3.5 million for the 2017 period and an adjusted operating ratio of 95.2%, compared to a ($6.2) million operating loss and an adjusted operating ratio of 109.8% for the 2016 period. This represents a $9.7 million year-over-year improvement in operating income and a 1,460 basis point improvement in adjusted operating ratio. During the fourth quarter of 2017, the Company increased its participation in seasonal peak freight within its established network over 2016 levels. This was a contributing factor to the significant increase in our base revenue per loaded mile and base revenue per seated tractor.

We remain intensely focused on improving Trucking profitability and driving operational improvements that we believe will help position us for long-term success. The following are specific areas of focus for our Trucking operations:

●

Yield improvements: Our base revenue per loaded mile increased 20.1% to $2.106 in 4Q17 from $1.754 in 4Q16 and a 13.5% increase sequentially over 3Q17. Approximately $0.17 of the year-over-year increase in base revenue per loaded mile for 4Q17 was driven by our increased participation in seasonal peak freight. The remaining $0.18 cents of the year-over-year increase in base revenue per loaded mile for 4Q17 was driven by the ongoing review of pricing and network strategies, customers, markets and lanes.

●	Base revenue per seated tractor per week increased $487 per week, or 16.1% when compared to 4Q16, and $378 per week, or 12.1% when compared to 3Q17.

●

Total miles per seated tractor per week decreased 58 miles per tractor, or 2.9%, when compared to 4Q16, but increased 8 miles per tractor, or 0.4%, sequentially over 3Q17. Deadhead percentage for 4Q17 increased 40 basis points when compared to 4Q16 and 140 basis points sequentially over 3Q17. These metrics were negatively impacted by the strategic decision to participate more extensively in higher margin seasonal peak business.

●

Seated tractors: Our average unseated tractor percentage for 4Q17 was 5.5%, which represents a 380 basis point improvement year-over-year and a 100 basis point improvement sequentially. The average seated tractor count for 4Q17 was 1,588, which represented a 2.7% improvement over our 4Q16 average of 1,547. While the change in both unseated tractor percentage and total seated tractor count improved year-over-year on average for the quarter, each trended unfavorably throughout the quarter, as the driver and independent contractor markets continue to be challenging. We have implemented a variety of initiatives designed to help mitigate this industry-wide issue, and expect this to remain a significant area of focus in 2018.

USAT Logistics: USAT Logistics operational performance improved throughout 4Q17. Operating revenue for the fourth quarter was $39.5 million, representing a 19.0% year-over-year improvement, and a 4.5% improvement sequentially. Gross margin decreased 70 basis points to 17.9% compared to 18.6% in 4Q16. A tightening spot market in the fourth quarter drove up purchased transportation costs, making it increasingly difficult to preserve margins. This was driven in part by the ELD implementation in mid-December that led carriers to raise rates preemptively.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Trucking:
Operating revenue (in thousands)	$83,777	$69,953	$302,052	$294,526
Operating income (loss) (in thousands) (1)	$3,498	$(6,181)	$(9,667)	$(14,789)
Operating ratio (2)	95.8%	108.8%	103.2%	105.0%
Adjusted operating ratio (3)	95.2%	109.8%	103.4%	103.5%
Total miles (in thousands) (4)	40,233	40,375	162,599	172,591
Deadhead percentage (5)	13.7%	13.3%	13.0%	12.9%
Base revenue per loaded mile	$2.106	$1.754	$1.865	$1.746
Average number of in-service tractors (6)	1,681	1,705	1,713	1,774
Average number of seated tractors (7)	1,588	1,547	1,592	1,674
Average miles per seated tractor per week	1,928	1,986	1,959	1,972
Base revenue per seated tractor per week	$3,505	$3,018	$3,179	$2,998
Average loaded miles per trip	544	585	557	583

USAT Logistics:
Operating revenue (in thousands)	$39,493	$33,182	$144,481	$134,573
Operating income (in thousands) (1)	$1,995	$1,543	$7,599	$7,273
Gross margin (in thousands) (8)	$7,061	$6,164	$26,686	$25,645
Gross margin percentage (9)	17.9%	18.6%	18.5%	19.1%

(1)	Operating income (loss) is calculated by deducting operating expenses from operating revenue.
(2)	Operating ratio is calculated as operating expenses as a percentage of operating revenue.
(3)	Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue(a).
(4)	Total miles include both loaded and empty miles.
(5)	Deadhead percentage is calculated by dividing empty miles into total miles.
(6)	Tractors include Company-operated tractors in service, plus tractors operated by independent contractors.
(7)	Seated tractors are those occupied by drivers.
(8)	Gross margin is calculated by deducting purchased transportation expense from USAT Logistics operating revenue.
(9)	Gross margin percentage is calculated as gross margin divided by USAT Logistics operating revenue.

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Base revenue per loaded mile	$2.106	$1.856	$1.762	$1.740	$1.754

Balance Sheet and Liquidity

As of December 31, 2017, total debt and capital lease obligations was $107.5 million, our total debt and capital lease obligations, net of cash (“Net Debt”)(a), was $107.4 million and total stockholders’ equity was $66.5 million. Net Debt to Adjusted EBITDA(a) decreased sequentially to 3.9x compared with 5.8x as of September 30, 2017. The Company had approximately $61.8 million available to borrow under its credit facility as of December 31, 2017.

Fourth Quarter 2017 Conference Call Information

USA Truck will hold a conference call to discuss its fourth quarter 2017 results on February 2, 2018 at 8:30 AM CT / 9:30 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. A telephone replay of the call will also be available through February 9, 2018, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10115759.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms base revenue, “Net Debt”, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted net income”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Net Debt as total debt, including insurance premium financing and capital lease obligations, net of cash. The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation, impairments on assets held for sale, and severance costs included in salaries, wages and employee benefits. Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs and severance costs included in salaries, wages and employee benefits, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted net income is defined as net income, excluding the impact of the Tax Cuts and Jobs Act of 2017. Adjusted earnings (loss) per diluted share is defined as earnings (loss) per share plus the per-share impact of restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits, less the per share tax impact of those adjustments using a statutory income tax rate. The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted net income, and Adjusted earnings (loss) per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted net income, and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin ratio, diluted earnings per share, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted net income, and Adjusted earnings (loss) per diluted share to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Annual Report on Form 10-K, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Company Contact

USA Truck, Inc.

Jason Bates, EVP & CFO

(479) 471-2672

jason.bates@usa-truck.com

Jimmie Acklen, Investor Relations Liaison

(479) 471-3430

jimmie.acklen@usa-truck.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Operating revenue	$123,270	$103,135	$446,533	$429,099

Operating expenses
Salaries, wages and employee benefits	32,623	30,077	122,297	122,408
Fuel and fuel taxes	12,841	10,667	45,853	43,179
Depreciation and amortization	7,150	7,672	28,463	29,954
Insurance and claims	6,392	5,328	25,628	21,154
Equipment rent	2,724	1,861	10,173	7,443
Operations and maintenance	8,221	6,570	31,001	34,252
Purchased transportation	43,061	37,321	164,012	148,972
Operating taxes and licenses	1,122	1,310	4,068	4,695
Communications and utilities	770	835	2,713	3,239
Gain on disposal of assets, net	(222)	(357)	(773)	(1,116)
Restructuring, impairment and other costs	--	--	--	5,264
Impairment on assets held for sale	--	2,839	--	2,839
Other	3,095	3,650	15,166	14,332
Total operating expenses	117,777	107,773	448,601	436,615
Operating income (loss)	5,493	(4,638)	(2,068)	(7,516)

Other expenses
Interest expense, net	886	969	3,808	3,178
Other, net	76	101	387	524
Total other expenses, net	962	1,070	4,195	3,702
Income (loss) before income taxes	4,531	(5,708)	(6,263)	(11,218)
Income tax benefit	(10,291)	(1,896)	(13,760)	(3,519)

Net income (loss) and comprehensive income (loss)	$14,822	$(3,812)	$7,497	$(7,699)

Net earnings (loss) per share
Average shares outstanding (basic)	8,027	7,975	8,029	8,550
Basic earnings (loss) per share	$1.85	$(0.48)	$0.93	$(0.90)

Average shares outstanding (diluted)	8,036	7,975	8,056	8,550
Diluted earnings (loss) per share	$1.84	$(0.48)	$0.93	$(0.90)

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts)

ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income (loss)	$14,822	$409	$(2,846)	$(4,890)
Add:
Depreciation and amortization	7,150	6,790	6,879	7,644
Income tax (benefit) expense	(10,291)	339	(1,198)	(2,610)
Interest expense, net	886	970	950	1,003

EBITDA	12,567	8,508	3,785	1,147
Add:
Non-cash equity compensation	170	137	131	21
Severance costs included in salaries, wages and employee benefits	--	31	82	817

Adjusted EBITDA	$12,737	$8,676	$3,998	$1,985

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$14,822	$(3,812)	$7,497	$(7,699)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	--	142	930	839
Restructuring, impairment and other costs	--	--	--	5,264
Income tax effect of adjustments above	--	(55)	(358)	(2,350)
Tax law reform, net	(12,009)	--	(12,009)	--
Adjusted net income (loss)	$2,813	$(3,725)	$(3,940)	$(3,946)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Earnings (loss) per diluted share	$1.84	$(0.48)	$0.93	$(0.90)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	--	0.02	0.11	0.10
Restructuring, impairment and other costs	--	--	--	0.61
Income tax effect of adjustments above	--	(0.01)	(0.04)	(0.27)
Tax law reform, net	(1.49)	--	(1.49)	--
Adjusted earnings (loss) per diluted share	$0.35	$(0.47)	$(0.49)	$(0.46)

ADJUSTED OPERATING RATIO RECONCILIATION

(UNAUDITED)

(dollar amounts in thousands)

Consolidated	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating revenue	$123,270	$103,135	$446,533	$429,099
Less: fuel surcharge revenue	13,205	11,156	48,216	40,929
Base revenue	110,065	91,979	398,317	388,170
Operating expense	117,777	107,773	448,601	436,615
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(5,264)
Severance costs included in salaries, wages and employee benefits	--	(142)	(930)	(839)
Fuel surcharge revenue	(13,205)	(11,156)	(48,216)	(40,929)
Adjusted operating expense	$104,572	$96,475	$399,455	$389,583
Operating ratio	95.5%	104.5%	100.5%	101.8%
Adjusted operating ratio	95.0%	104.9%	100.3%	100.4%

Trucking Segment	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$83,930	$70,377	$302,943	$295,807
Less: intersegment eliminations	153	424	891	1,281
Operating revenue	83,777	69,953	302,052	294,526
Less: fuel surcharge revenue	10,618	8,591	38,173	32,090
Base revenue	73,159	61,362	263,879	262,436
Operating expense	80,279	76,134	311,719	309,315
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(4,848)
Severance costs included in salaries, wages and employee benefits	--	(142)	(665)	(839)
Fuel surcharge revenue	(10,618)	(8,591)	(38,173)	(32,090)
Adjusted operating expense	$69,661	$67,401	$272,881	$271,538
Operating ratio	95.8%	108.8%	103.2%	105.0%
Adjusted operating ratio	95.2%	109.8%	103.4%	103.5%

USAT Logistics Segment	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$40,702	$34,373	$152,137	$140,847
Less: intersegment eliminations	1,209	1,191	7,656	6,274
Operating revenue	39,493	33,182	144,481	134,573
Less: fuel surcharge revenue	2,587	2,565	10,043	8,839
Base revenue	36,906	30,617	134,438	125,734
Operating expense	37,498	31,639	136,882	127,300
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(416)
Severance costs included in salaries, wages and employee benefits	--	--	(265)	--
Fuel surcharge revenue	(2,587)	(2,565)	(10,043)	(8,839)
Adjusted operating expense	$34,911	$29,074	$126,574	$118,045
Operating ratio	94.9%	95.3%	94.7%	94.6%
Adjusted operating ratio	94.6%	95.0%	94.2%	93.9%

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash	$71	$122
Accounts receivable, net of allowance for doubtful accounts of $639 and $608, respectively	55,138	55,127
Other receivables	2,787	6,986
Inventories	458	413
Assets held for sale	112	4,661
Prepaid expenses and other current assets	6,025	6,187
Total current assets	64,591	73,496
Property and equipment:
Land and structures	31,452	31,500
Revenue equipment	252,484	269,953
Service, office and other equipment	26,209	25,295
Property and equipment, at cost	310,145	326,748
Accumulated depreciation and amortization	(122,329)	(106,465)
Property and equipment, net	187,816	220,283
Other assets	1,448	1,189
Total assets	$253,855	$294,968
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,332	$18,779
Current portion of insurance and claims accruals	13,552	10,665
Accrued expenses	9,108	7,533
Current maturities of capital leases	12,929	16,742
Insurance premium financing	4,115	3,943
Total current liabilities	64,036	57,662
Deferred gain	480	652
Long-term debt	61,225	96,600
Capital leases, less current maturities	29,216	35,133
Deferred income taxes	21,136	37,775
Insurance and claims accruals, less current portion	11,274	8,558
Total liabilities	187,367	236,380
Commitments and contingencies	--	--
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized; none issued	--	--
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 12,142,391 shares, and 12,156,376 shares, respectively	121	122
Additional paid-in capital	68,667	68,375
Retained earnings	65,460	57,963
Less treasury stock, at cost (3,853,064 shares, and 3,849,815 shares, respectively)	(67,760)	(67,872)
Total stockholders’ equity	66,488	58,588
Total liabilities and stockholders’ equity	$253,855	$294,968